Exhibit 1.1

Certain personally identifiable information has been omitted from this exhibit pursuant to item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

Execution Version

26,000,000 Units
COLOMBIER ACQUISITION CORP. III
UNDERWRITING AGREEMENT

February 3, 2026

ROTH CAPITAL PARTNERS, LLC
888 San Clemente Dr.
Newport Beach, CA 92660

As Representative of the several Underwriters

Ladies and Gentlemen:

1. INTRODUCTORY. Colombier Acquisition Corp. III, a Cayman Islands exempted company (the “Company”), proposes to sell, pursuant to the terms of this Underwriting Agreement (the “Agreement”), to the several underwriters named in Schedule A hereto (the “Underwriters,” and each an “Underwriter”), an aggregate of 26,000,000 units of the Company (the “Firm Units”) at a purchase price (excluding the Deferred Underwriting Commission described in Section 3 hereof) of $10.00 per Firm Unit. The Firm Units are to be offered initially to the public at the offering price of $10.00 per Firm Unit. Each Firm Unit consists of one Class A ordinary share, par value $0.0001 per share (“Class A Ordinary Shares” and the Class A ordinary shares included in the Firm Units, the “Firm Shares”) of the Company and one-eighth of one warrant (collectively, the “Firm Warrants”), of which each whole Firm Warrant entitles the holder thereof to purchase one Class A Ordinary Share under the terms further described below. The Company also proposes to sell to the several Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 3,900,000 units (the “Optional Units”), each unit consisting of one Class A Ordinary Share (collectively, the “Optional Shares”) and one-eighth of one warrant as described above (collectively, the “Optional Warrants”). The Firm Units and the Optional Units are hereinafter sometimes collectively referred to as the “Public Units”; the Firm Shares and the Optional Shares as the “Public Shares”; and the Firm Warrants and the Optional Warrants as the “Public Warrants.” Roth Capital Partners, LLC (“Roth”) is acting as representative of the several Underwriters and in such capacity is hereinafter referred to as the “Representative.” The several Underwriters propose initially to offer the Public Units for sale upon the terms set forth in the Prospectus (as defined below).

The Public Shares and the Public Warrants included in the Firm Units and any Optional Units will not be separately tradable until the 52nd day after the date hereof unless the Representative informs the Company of its decision to allow earlier separate trading, subject to the Company filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “Commission”) containing an audited balance sheet reflecting the Company’s receipt of gross proceeds from the initial public offering contemplated by this Agreement (the “Offering”) and issuing a press release announcing when such separate trading will begin. Each whole Public Warrant entitles its holder to purchase one Class A Ordinary Share for $11.50 per share during the period commencing on the date on which the Company completes an initial Business Combination, and expiring at 5:00 P.M., New York City time, on the fifth anniversary of the completion of an initial Business Combination or earlier upon redemption; provided that no fractional Class A Ordinary Shares shall be issued in respect of the Public Warrants. As used herein, the term “Business Combination,” as described more fully in the Registration Statement (as defined below), shall mean an amalgamation, merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities and involving the Company.

In September 2025, the Company issued an aggregate of 9,583,334 Class B Ordinary Shares, par value $0.0001 per share (“Class B Ordinary Shares”), to Colombier Sponsor III LLC, a Delaware limited liability company (the “Sponsor”), for an aggregate purchase price of $25,000. In October 2025, the Company capitalized $38.33 standing to the credit of the Company’s share premium account and issued an additional 383,333 Class B Ordinary Shares, resulting in the Sponsor holding an aggregate of 9,966,667 Class B Ordinary Shares (the “Insider Shares”). The Insider Shares include an aggregate of up to 1,300,000 Class B Ordinary Shares subject to forfeiture to the extent the Over-Allotment Option (as defined below) is not exercised in full, so that the Sponsor will collectively own 25.0% of the Company’s issued and outstanding Ordinary Shares after the Offering (excluding the sale of Private Units (as defined below) and assuming that the Sponsor does not purchase Public Units in the Offering).

Simultaneously with the closing of the Offering, the Company will enter into a Private Placement Units Purchase Agreement (the “Private Unit Purchase Agreement”) with the Sponsor, substantially in the form filed as an exhibit to the Registration Statement. Pursuant to the Private Unit Purchase Agreement, the Sponsor has agreed to purchase from the Company an aggregate of 150,000 units (including if the underwriters’ over-allotment option is exercised in full) (the “Private Units” and, together with the Public Units, the “Units”), each unit consisting of one Class A Ordinary Share (collectively, the “Private Shares” and, together with the Public Shares, the “Shares”) and one-eighth of one warrant (collectively, the “Private Warrants” and, together with the Public Warrants, the “Warrants”). The Private Units, Private Shares and Private Warrants are substantially similar to the Public Units, Public Shares and Public Warrants, respectively, except to the extent contemplated in the General Disclosure Package (as defined below) and the Prospectus.

The holders of the Private Shares affiliated with any Underwriter and any Insider Shares allocated to, issued to or held for the benefit of the Representative or any Underwriter (or any of their respective affiliates) in connection with the Upfront Underwriting Compensation (including any Class A Ordinary Shares issued upon conversion thereof, collectively, the “Underwriter Insider Shares”), will not sell, transfer, assign, pledge or hypothecate any of the Private Shares or Underwriter Insider Shares for a period of 180 days pursuant to FINRA Rule 5110(e)(1) following the effective date of the Registration Statement to anyone other than (i) the Representative or an Underwriter or selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Representative or of any such Underwriter or selected dealer. Additionally, pursuant to FINRA Rule 5110(e), the Private Shares and Underwriter Insider Shares will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the Registration Statement. The certificates for the Private Shares and Underwriter Insider Shares shall contain legends to reflect the above FINRA and contractual transfer restrictions. The holders of the Private Shares and Underwriter Insider Shares shall have registration rights as provided for in the Registration Rights Agreement (as defined below) which will be in compliance with FINRA Rule 5110(g).

The Company has entered into an Investment Management Trust Agreement, dated as of the date hereof, with Continental Stock Transfer & Trust Company (“CST”), as trustee, substantially in the form filed as an exhibit to the Registration Statement (the “Trust Agreement”), pursuant to which the proceeds from the sale of the Private Units and a portion of the proceeds from the Offering will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the holders of the Public Units.

The Company has entered into a Warrant Agreement, dated as of the date hereof, with respect to the Warrants with CST, as warrant agent, substantially in the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”), pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants.

The Company has entered into a Registration Rights Agreement, dated as of the date hereof, with the holders of the Insider Shares and the Private Units and the Representative (the “Registration Rights Agreement”), substantially in the form filed as an exhibit to the Registration Statement, pursuant to which the Company has granted certain registration rights in respect of, among other securities, the Insider Shares, the Private Units and the securities underlying the Private Units.

The Company has entered into a letter agreement (the “Insider Letter”), dated as of the date hereof, with the Company’s initial shareholders, officers and directors, substantially in the form filed as an exhibit to the Registration Statement, pursuant to which the initial shareholders, officers and directors agree to certain actions described in the Prospectus.

The Private Unit Purchase Agreement, the Trust Agreement, the Warrant Agreement, the Registration Rights Agreement and the Insider Letter are hereinafter referred to as the “Other Transaction Agreements”.

2. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the several Underwriters, as of the date hereof and as of each Closing Date (as defined below), and agrees with the several Underwriters, that:

(a) Registration Statement. A registration statement of the Company on Form S-1 (File No. 333-290932) (including all amendments thereto filed before the execution of this Agreement, the “Initial Registration Statement”) in respect of the Public Units, the Public Shares and the Public Warrants has been filed with the Commission. The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have become effective in such form and meet the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder (the “Securities Act Rules”). Other than (i) the Initial Registration Statement, (ii) a registration statement, if any, increasing the size of the offering filed pursuant to Rule 462(b) under the Securities Act and the Securities Act Rules (a “Rule 462(b) Registration Statement”), (iii) any Preliminary Prospectus (as defined below) and (iv) the Prospectus contemplated by this Agreement to be filed pursuant to Rule 424(b) under the Securities Act in accordance with Section 4(a) hereof, no other document with respect to the offer and sale of the Public Units, Public Shares or Public Warrants has heretofore been filed with the Commission. No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and, to the Company’s knowledge, no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereinafter called a “Preliminary Prospectus”). The Initial Registration Statement, including all exhibits thereto and including the information contained in the Prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed to be part of the Initial Registration Statement at the time it became effective for purposes of Section 11 of the Securities Act (the “Effective Time”), as such section applies to the respective Underwriters, is hereinafter collectively called the “Registration Statement.” If the Company files a Rule 462(b) Registration Statement which becomes effective prior to the Closing Date, then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. “Market Making Prospectus” means the final prospectus included in the Registration Statement (or, if applicable, the form of final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Securities Act Rules, filed by the Company with the Commission pursuant to Rule 424 of the Securities Act Rules) relating to offers and sales of Public Units, and the Public Shares and Public Warrants underlying the Public Units, in connection with market making transactions as filed with the Commission pursuant to Rule 424(b) of the Securities Act. The final prospectus, in the form filed pursuant to and within the time limits described in Rule 424(b) under the Securities Act, including the final Market Making Prospectus, is hereinafter called the “Prospectus.”

(b) General Disclosure Package. As of the Applicable Time (as defined below) and as of each Closing Date, as the case may be, neither (i) the Pricing Prospectus (as defined below) (the “General Disclosure Package”), nor (ii) any individual Written Testing-the-Waters Communication (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 18). As used in this paragraph and elsewhere in this Agreement:

“Applicable Time” means 7:00 p.m., New York time, on the date of this Agreement or such other time as agreed to by the Company and the Representative.

“Pricing Prospectus” means the Preliminary Prospectus relating to the Public Units, the Public Shares and the Public Warrants that is included in the Registration Statement immediately prior to the Applicable Time.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication (as defined below) that is a written communication within the meaning of Rule 405 under the Securities Act.

(c) No Stop Orders; No Material Misstatements. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued by the Commission, and, to the Company’s knowledge, no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Securities Act Rules, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus or the Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(d) Registration Statement and Prospectus Contents. As of the Effective Time, the Registration Statement complied in all material respects with the requirements of the Securities Act and the Securities Act Rules and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of the Applicable Time, the Pricing Prospectus complied in all material respects with the requirements of the Securities Act (including Section 10(a) of the Securities Act) and the Securities Act Rules and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at all times during the Market Making Period (as defined below), the Registration Statement and the Market Making Prospectus do and will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Securities Act Rules, and did or will, in all material respects, conform to the requirements of the Securities Act and the Securities Act Rules; as of the Applicable Time, the General Disclosure Package did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Market Making Prospectus, as of its date, did not, and during the Market Making Period, will not, and the amendments and supplements thereto, as of their respective dates, will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date and at each Closing Date, in all material respects, with the requirements of the Securities Act (including Section 10(a) of the Securities Act) and the Securities Act Rules and, as of the date the Prospectus is filed with the Commission, and at each Closing Date, the Prospectus will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(e) No Free Writing Prospectus. The Company has not disseminated any written materials which may be deemed a “free writing prospectus” under the Securities Act Rules.

(f) Distribution of Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute until the end of the Market Making Period any offering material in connection with the Offering other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act.

(g) Emerging Growth Company. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communications) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(h) Ineligible Issuer. The Company is an “ineligible issuer”, as defined in Rule 405 under the Securities Act, and was such an “ineligible issuer” as of the eligibility determination date, within the meaning of Rules 164 and 433 under the Securities Act, for the offering of the Public Units.

(i) Testing-the-Waters Communications. The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (b) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications on its behalf. The Company reconfirms that the Representative has been authorized by it to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule B hereto.

(j) Organization and Good Standing. The Company has been duly organized and is validly existing as an exempted company in good standing under the laws of the Cayman Islands. The Company is duly qualified to do business and is in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and has all power and authority (corporate or other) necessary to own or hold its property and to conduct its business as described in the General Disclosure Package and the Prospectus, and to enter into this Agreement and the Other Transaction Agreements, and to carry out the transactions contemplated hereby and thereby, except where the failure to so qualify or have such power or authority would not (i) have a material adverse effect on the business, properties, general affairs, management, financial position, shareholders’ equity, results of operations or prospects of the Company or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement and the Other Transaction Agreements or (iii) impair in any material respect the ability of the Company to consummate any transactions contemplated by this Agreement, the Other Transaction Agreements, the General Disclosure Package or the Prospectus (any such effect as described in clauses (i), (ii) or (iii), a “Material Adverse Effect”). The Company has no subsidiaries. The Company does not own, directly or indirectly, any shares, shares of stock or other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity.

(k) Properties. The Company owns or leases all such properties as are necessary to conduct its business as currently conducted, and as proposed to be conducted and described in the General Disclosure Package and the Prospectus.

(l) Offering Documents. This Agreement has been duly authorized, executed and delivered by the Company. Each of the Trust Agreement and the Warrant Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except, in each case, as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability. The Private Unit Purchase Agreement has been duly authorized, executed and delivered by the Company (and, to the Company’s knowledge, the Sponsor) and is a valid and binding agreement of the Company (and, to the Company’s knowledge, the Sponsor), enforceable against the Company (and, to the Company’s knowledge, the Sponsor) in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability. Each of the Registration Rights Agreement and the Insider Letter has been duly authorized, executed and delivered by the Company (and, to the Company’s knowledge, the Company’s initial shareholders and the Company’s officers and directors that are parties thereto) and is a valid and binding agreement of the Company (and, to the Company’s knowledge, the Company’s initial shareholders and the Company’s officers and directors that are parties thereto), enforceable against the Company (and, to the Company’s knowledge, the Company’s initial shareholders and the Company’s officers and directors that are parties thereto) in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(m) The Offering Securities. The Units have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein or in the Private Unit Purchase Agreement, as applicable, and registered in the Company's register of members will be duly and validly issued, will be free of statutory and contractual preemptive rights, resale rights, rights of first refusal or similar rights, will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability. The certificates for the Units are in due and proper form. The Public Shares included in the Units have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein or in the Private Unit Purchase Agreement, as applicable, and registered in the Company's register of members will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights. The Warrants included in the Units, when executed, authenticated, issued and delivered in the manner set forth in the Warrant Agreement against payment therefor as provided herein or in the Private Unit Purchase Agreement, as applicable, will be duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability. The Class A Ordinary Shares issuable upon exercise of the Warrants included in the Units have been duly authorized and reserved for issuance upon exercise of the Warrants and, when issued and delivered against payment therefor pursuant to the Warrant Agreement and registered in the Company's register of members, will be duly and validly issued, fully paid and non-assessable; the holders of such Class A Ordinary Shares are not and will not be subject to personal liability by reason of being such holders; such Class A Ordinary Shares are not and will not be subject to any statutory or contractual preemptive rights, resale rights, rights of first refusal or similar rights; and all corporate action required to be taken for the authorization, issuance and delivery of such Class A Ordinary Shares (other than the issuance and delivery to be made upon exercise of the Warrants and payment therefor pursuant to the Warrant Agreement) has been duly and validly taken.

(n) Capitalization. The Company has an authorized capitalization as set forth under the heading “Capitalization” in the Pricing Prospectus, and all of the issued shares of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the General Disclosure Package and the Prospectus. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, since the date of the Company’s formation, except as disclosed in the General Disclosure Package and the Prospectus. All of the Company’s options, warrants and other rights to purchase or exchange any securities for the Company’s capital shares, if any, have been duly authorized and validly issued, were issued in compliance with federal and state securities laws and conform to the description thereof contained in the General Disclosure Package and the Prospectus. None of the outstanding Insider Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. As of the date set forth in the General Disclosure Package, there were no authorized or outstanding capital shares, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital shares of the Company other than those described above or accurately described in the General Disclosure Package. Since such date, the Company has not issued any securities, other than those described in the General Disclosure Package.

(o) No Conflicts. The execution, delivery and performance of this Agreement and each of the Other Transaction Agreements, and the issue and sale of the Units and the consummation of the transactions contemplated hereby and thereby will not (with or without notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the Company’s Amended and Restated Memorandum and Articles of Association (the “Memorandum and Articles”) or any other internal governance instruments of the Company or (iii) result in the violation of any law, statute, rule, regulation, judgment, order or decree of any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or any self-regulatory organization or other non-governmental regulatory authority (including the rules and regulations of the New York Stock Exchange (the “Exchange”)), domestic or foreign, having jurisdiction over the Company or any of its properties or assets except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(p) No Consents Required. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or any self-regulatory organization or other non-governmental regulatory authority (including the Exchange), or approval of the shareholders of the Company, is required in connection with the issuance and sale of the Units or in connection with the transactions contemplated in this Agreement or the Other Transaction Agreements, or the consummation by the Company of the transactions contemplated hereby or thereby, other than (i) registration of the Public Units, the Public Shares and the Public Warrants (and the Class A Ordinary Shares underlying them) under the Securities Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Securities Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Public Units are being offered by the Underwriters, (iii) under the applicable rules of FINRA, (iv) any listing applications and related consents or any notices required by the Exchange in the ordinary course of the Offering, (v) filings with the Commission pursuant to Rule 424(b) under the Securities Act and (vi) any such other required approvals as have been obtained prior to the date hereof.

(q) No Preemptive Rights. Except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Public Units, capital shares or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to receive any Public Units, capital shares or other equity interests in the Company, (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Public Units, and (iv) no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any Public Units, capital shares or other equity interests in the Company or to include any such securities or interests in the Registration Statement or the offering contemplated thereby.

(r) Independent Auditors. To the Company’s knowledge, Withum Smith+Brown, PC (“Withum”), who have certified certain financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of Article 2-01 of Regulation S-X under the Securities Act (“Regulation S-X”) and the rules and standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(s) Financial Statements. The financial statements, together with the related notes, included in the General Disclosure Package, the Prospectus and in the Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company at the respective dates or for the respective periods therein specified. Such statements and related notes have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included in the General Disclosure Package and the Prospectus. The financial statements, together with the related notes, included in the General Disclosure Package and the Prospectus comply in all material respects with Regulation S-X. No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described or included in the Registration Statement, the General Disclosure Package or the Prospectus. Except as set forth in the General Disclosure Package and the Prospectus, the Company is not party to any off-balance sheet transactions, agreements or other contractual arrangements that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources. Except as set forth in the General Disclosure Package and the Prospectus, the Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity. Any summary financial data included in the General Disclosure Package, the Prospectus and the Registration Statement fairly present the information shown therein as at the respective dates and for the respective periods specified and are derived from the financial statements set forth in the Registration Statement, the Pricing Prospectus and the Prospectus and other financial information.

(t) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been, (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operation of the Company, (ii) any transaction which is material to the Company, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company, (iv) any material loss or interference with the business of the Company from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any action, order or decree of any court or governmental or regulatory authority, (v) any change in the authorised share capital or outstanding indebtedness of the Company or (vi) any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital shares.

(u) Legal Proceedings. Except as set forth in the General Disclosure Package and the Prospectus, there is no legal or governmental proceeding pending to which the Company is a party or of which any property or assets of the Company is the subject that is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus and is not described therein, or which, singularly or in the aggregate, if determined adversely to effect the Company, could reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental or regulatory authorities or threatened by others.

(v) No Violation or Default. The Company is not (i) in violation of the Memorandum and Articles or any other internal governance instruments of the Company, (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject except, in the case of clauses (ii) and (iii) above, for any such violation or default that would not, singularly or in the aggregate, have a Material Adverse Effect.

(w) Licenses or Permits. The Company possesses all licenses, certificates, authorizations and permits issued by, and has made all declarations and filings with, the appropriate federal, state, local and foreign governmental or regulatory commissions, boards, bodies, authorities and agencies that are necessary for the ownership or lease of its property and the conduct of its businesses as described in the General Disclosure Package and the Prospectus (collectively, the “Governmental Permits”) except where any failures to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect. The Company is in material compliance with all such Governmental Permits; all such Governmental Permits are valid and in full force and effect, except where the validity or failure to be in full force and effect would not, singularly or in the aggregate, have a Material Adverse Effect. The Company has not received notification of any revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and the Company has no reason to believe that any such Governmental Permit will not be renewed.

(x) Investment Company Act. The Company is not and, after giving effect to the offering of the Public Units and the Private Units and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(y) No Stabilization. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action without the consent of the Representative designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(z) Intellectual Property. The Company owns or possesses the valid right to use all (i) valid and enforceable trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses and trade secret rights (“Intellectual Property Rights”) and (ii) service marks, trade names, Internet domain names and other intellectual property (collectively, “Intellectual Property Assets”) necessary to conduct its business as currently conducted, and as proposed to be conducted and described in the General Disclosure Package and the Prospectus. To the Company’s knowledge, the Company’s business as now conducted does not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights or any valid Intellectual Property Assets of any other person which is reasonably likely to have a Material Adverse Effect.

(aa) Real and Personal Property. The Company does not own any real property or personal property.

(bb) No Labor Dispute. There is (A) no significant unfair labor practice complaint pending against the Company nor, to the Company’s knowledge, threatened against it, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, or, to the Company’s knowledge, threatened against it and (B) no labor disturbance by or dispute with, employees of the Company exists or, to the Company’s knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

(cc) Compliance with ERISA. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company which could, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company is in compliance in all material respects with applicable law, including ERISA and the Code. The Company has not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA).

(dd) Environmental Laws and Hazardous Materials. The Company is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to its business (“Environmental Laws”). There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge.

(ee) Taxes. The Company (i) has timely filed all necessary federal, state, local and foreign tax returns, and all such returns were true, complete and correct, (ii) has paid all federal, state, local and foreign taxes, for which it is liable, including all sales and use taxes and all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties and (iii) does not have any tax deficiency or claims outstanding or assessed or, to its knowledge, proposed against it, except those, in each of the cases described in clauses (i), (ii) and (iii) above, that would not, singularly or in the aggregate, have a Material Adverse Effect.

(ff) Insurance. The Company has and will maintain directors’ and officers’ insurance (including, without limitation, insurance covering the Company, its directors and officers for liabilities or losses arising in connection with this Offering, including, without limitation, liabilities or losses arising under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations of the Commission, and any applicable foreign securities laws).

(gg) Accounting Controls. To the extent required, the Company maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Rules”)) that complies with the requirements of the Exchange Act and has been designed by its principal executive and principal financial officers, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective. Except as described in the General Disclosure Package and the Prospectus, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(hh) Disclosure Controls. To the extent required, the Company maintains “disclosure controls and procedures” (as such is defined in Rule 13a-15(e) of the Exchange Act Rules) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in reports that it files or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management to allow timely decisions regarding disclosures.

(ii) Minute Books. The minute books of the Company have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company since the time of its incorporation through the date of the latest meeting and action and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(jj) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company on the one hand, and the Company’s directors, officers or shareholders (or analogous interest holders) or any of their affiliates on the other hand, which is required to be described in the General Disclosure Package and the Prospectus and which is not so described.

(kk) No Registration Rights. No person has the right to require registration of any ordinary shares or other securities of the Company because of the filing or effectiveness of the Registration Statement, except for persons who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the General Disclosure Package and the Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.

(ll) Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Public Units as described in the General Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(mm) No Broker’s Fees. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the Offering and sale of the Public Units or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.

(nn) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(oo) Listing. The Public Units, Public Shares, and the Public Warrants have been approved for listing on the Exchange subject to notice of issuance. A registration statement has been filed on Form 8-A pursuant to Section 12(b) of the Exchange Act, which registration statement complies in all material respects with the Exchange Act and the Exchange Act Rules and is effective as of the date hereof.

(pp) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s officers or directors, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans, to the extent such provisions and rules and regulations are applicable.

(qq) No Unlawful Payments. Neither the Company nor, to the Company’s knowledge, any employee or agent of the Company, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (iv) made any other unlawful payment.

(rr) Statistical and Market Data. The statistical and market related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(ss) Compliance with Money Laundering Laws. The operations of the Company are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(tt) Compliance with OFAC.

(A) Neither the Company nor any director, officer or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including Russia, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, Sudan and Syria).

(B) The Company will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(C) The Company has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(uu) FINRA Matters. Except as disclosed in the Registration Statement, neither the Company nor any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-Laws of FINRA) of, any person that is a member of FINRA (a “FINRA Member”).

(vv) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, during the period beginning 180 days prior to the first confidential submission of the Registration Statement with the Commission and ending on the effective date of the Registration Statement, the Company has not made any direct or indirect payments (in cash, securities or any other “non-cash compensation” as defined in FINRA Rule 5110(f)(1)(B)), nor has it entered into any arrangements, contracts, agreements or understandings relating to the payment to: (i) any person, as a finder’s fee, consulting, investment banking, financial advisory, origination fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA Member; or (iii) any person that, to the Company’s knowledge, has any direct or indirect affiliation or association with any FINRA Member, other than payments to the Underwriters pursuant to this Agreement.

(ww) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no person to whom securities of the Company have been privately sold during the period beginning 180 days prior to the initial submission of the Registration Statement with the Commission has, to the Company’s knowledge, any relationship or affiliation or association with any FINRA Member intending to participate in the Offering. As used in this Agreement, the term “FINRA Member intending to participate in the Offering” includes any associated person of a FINRA Member intending to participate in the Offering, any associated person of a FINRA Member who is among such associated person’s immediate family and any affiliate of a FINRA Member intending to participate in the Offering.

(xx) Except as disclosed in the Registration Statement, to the Company’s knowledge, no FINRA Member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists if, at the time of the FINRA Member’s participation in the Offering, any of the following applies: (A) the securities are to be issued by the FINRA Member; (B) the Company controls, is controlled by or is under common control with the FINRA Member or the FINRA Member’s associated persons; (C) at least 5% of the net proceeds of the Offering, not including underwriting compensation, are intended to be (i) used to reduce or retire the balance of a loan or credit facility extended by the FINRA Member, its affiliates and its associated persons, in the aggregate, or (ii) otherwise directed to the FINRA Member, its affiliates and associated persons, in the aggregate; or (D) as a result of the Offering and any transactions contemplated at the time of the Offering: (i) the FINRA Member will be an affiliate of the Company, (ii) the FINRA Member will become publicly owned or (iii) the Company will become a FINRA Member or form a broker-dealer subsidiary.

(yy) No Integration. The Company has not made any offer or sale of any securities which are required to be “integrated” pursuant to the Securities Act or the rules and regulations of the Commission with the offer and sale of the Public Units or any of their underlying securities pursuant to the Registration Statement.

(zz) Questionnaires. To the knowledge of the Company, all information contained in the questionnaires completed by the Company’s officers and directors and provided to the Underwriters (the “Questionnaires”) is true and correct and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires to become inaccurate and incorrect.

(aaa) No Acquisition Target Discussions. The Company has not, nor to its knowledge, has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any potential target business regarding a potential initial Business Combination with the Company.

(bbb) No Insider Fee Arrangements. No agreements have been entered into for the payment by the Company of consulting, finder or success fees to any of the Company’s officers, directors, shareholders or their affiliates for assisting the Company in consummating its initial Business Combination.

Any certificate signed by or on behalf of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Units set forth opposite the names of the Underwriters in Schedule A hereto. The Company is advised by the Representative that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Units as soon after the effective date of the Registration Statement as in the Representative’s judgment is advisable and (ii) initially to offer the Firm Units upon the terms set forth in the Prospectus.

The purchase price to be paid by the Underwriters to the Company for the Firm Units will be (excluding the Deferred Underwriting Commission described in Section 3 hereof) $10.00 per Firm Unit (the “Purchase Price”).

The Company will deliver the Firm Units to the Representative for the respective accounts of the several Underwriters, through the facilities of The Depository Trust Company or, at the election of the Representative, in the form of definitive certificates, in each such case, issued in such names and in such denominations as the Representative may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the business day immediately preceding the Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to the Trust Account and such other account(s) as may be specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 12:00 Noon, New York time, on February 5, 2026, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the “Initial Closing Date”. The Initial Closing Date and the location of delivery of, and the form of payment for, the Firm Units may be varied by agreement between the Company and the Representative.

In addition, the Company hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Optional Units as may be necessary to cover over-allotments made in connection with the offering of the Firm Units, at the same purchase price per Firm Unit to be paid by the Underwriters to the Company. The Over-Allotment Option may be exercised by the Representative on behalf of the several Underwriters at any time, and from time to time, on or before the forty-fifth (45th) day following the date of the Prospectus, by written notice to the Company, setting forth the number of Optional Units to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Units. The number of Optional Units to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Optional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Units (subject, in each case, to such adjustment as the Representative may determine to eliminate fractional shares).

Each date and time for delivery of and payment for Optional Units (which may be the Initial Closing Date, but not earlier) is herein called the “Option Closing Date” and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice of exercise is given. Each Option Closing Date and the Initial Closing Date are herein called the “Closing Dates,” or each a “Closing Date.”

The Company will deliver the Optional Units to the Representative for the respective accounts of the several Underwriters through the facilities of The Depository Trust Company or, at the election of the Representative, in the form of definitive certificates, in each such case, issued in such names and in such denominations as the Representative may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the business day immediately preceding the Option Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to the Trust Account. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Company, in the event the Representative elects to have the Underwriters take delivery of definitive certificates instead of delivery from the Company of the certificates through the facilities of The Depository Trust Company, shall make the certificates for the Optional Units available to the Representative for examination on behalf of the Underwriters in New York, New York not later than 10:00 A.M., New York Time, at least one (1) full business day prior to the Option Closing Date. The Option Closing Date and the location of delivery of, and the form of payment for, the Optional Units may be varied by agreement between the Company and the Representative.

Pursuant to the terms of the Securities Transfer Agreement between the Sponsor and the Representative, the Representative will be admitted as a member of the Sponsor in connection with the closing of the Offering and will be allocated interests in the Sponsor corresponding to 260,000 Insider Shares (as defined below) (or up to 299,000 Insider Shares if the Over-Allotment Option is exercised in full) as upfront underwriting compensation in lieu of a cash underwriting discount (the “Upfront Underwriting Compensation”).

The Representative agrees that $3,000,000 of the gross proceeds from the sale of 26,000,000 of the Firm Units (including if the Over-Allotment Option is exercised in full; which amount may be reduced to $850,000 in the event the amount held in the Trust Account following a successful consummation of a Business Combination is less than 25.0% of the amount held in the Trust Account following this Offering, after taking into account redemptions in connection with the vote on the Business Combination) (the “Deferred Underwriting Commission”), will be deposited and held in the Trust Account and payable directly from the Trust Account, without accrued interest, to the Representative for its own account upon consummation of the Company’s initial Business Combination. In the event that the Company is unable to consummate a Business Combination and CST, as the trustee of the Trust Account (in this context, the “Trustee”), commences liquidation of the Trust Account as provided in the Trust Agreement, the Representative agrees that: (i) the Representative shall forfeit any rights or claims to the Deferred Underwriting Commission, including any accrued interest thereon; and (ii) the Deferred Underwriting Commission, together with all other amounts on deposit in the Trust Account, shall be distributed on a pro-rata basis among the Public Shareholders. Any Deferred Underwriting Commissions (for the avoidance of doubt, including any reduction to $850,000 as provided herein) will be fully earned by each Underwriter upon the payment of the purchase price for the Units purchased by such underwriter on the closing of the Offering (including payment of the purchase price of any Optional Units) and will be paid if and when the Company consummates its Business Combination, without any further conditions.

4. FURTHER AGREEMENTS. The Company agrees with the several Underwriters:

(a) Required Filings; Amendments or Supplements; Notice to the Representative. If agreed between the Company and the Representative, to prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representative and file such Rule 462(b) Registration Statement with the Commission by 10:00 P.M., New York time, on the date hereof, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act; to prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the second (2nd) business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by the Securities Act; to notify the Representative immediately of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to which the Representative shall reasonably object by notice to the Company after a reasonable period to review; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus or any Written Testing-the-Waters Communication has been filed and to furnish the Underwriters with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rules 433(d) or 163(b)(2) under the Securities Act, as the case may be; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Written Testing-the-Waters Communication, of the suspension of the qualification of the Public Units, Public Shares or Public Warrants for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information including any request for information concerning any Testing-the-Waters Communication; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order.

(b) Emerging Growth Company. To promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) the completion of the distribution of the Public Units within the meaning of the Securities Act, (b) the completion of the Market Making Period and (c) completion of the Lock-Up Period (as defined below).

If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(c) Ongoing Compliance. If at any time prior to the date when a prospectus relating to the Public Units is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), including during the Market Making Period (as defined below), any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Securities Act, to promptly notify the Representative thereof and upon their request to prepare an appropriate amendment or supplement in form and substance satisfactory to the Representative which will correct such statement or omission or effect such compliance and to use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of such amendment or supplement. In case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) relating to the Public Units, the Company upon the request of the Representative will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act and deliver to such Underwriter as many copies as such Underwriter may request of such amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act. If during the period beginning on the date hereof and expiring on the close of trading on the later of (i) 30 days from the date hereof and (ii) the date on which the Company notifies the Representative in writing that it no longer intends to keep current the Market Making Prospectus (the “Market Making Period”), any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Representative, the Market Making Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Market Making Prospectus to comply with the Securities Act, the Company will notify the Representative promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Securities Act.

(d) Amendment to General Disclosure Package. If the General Disclosure Package is being used to solicit offers to buy the Public Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, to promptly prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.

(e) Delivery of Registration Statement. To the extent not publicly available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), upon the request of the Representative, to furnish promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(f) Delivery of Copies. Upon request of the Representative, to the extent not publicly available on EDGAR, to deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) the Market Making Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph to be made not later than 10:00 A.M., New York time, on the second business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits) and (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph to be made not later than 10:00 A.M., New York City time, on the second business day following the date of such amendment or supplement).

(g) Earnings Statement. To make generally available to its security holders as soon as practicable, but in any event not later than sixteen (16) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 under the Securities Act); and to furnish to its security holders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company certified by independent public accountants) and as soon as possible after each of the first three fiscal quarters of each fiscal year (beginning with the first fiscal quarter after the effective date of such Registration Statement), summary financial information of the Company for such quarter in reasonable detail.

(h) Blue Sky Compliance. To take promptly from time to time such actions as the Representative may reasonably request to qualify the Public Units and any of the underlying securities for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representative may reasonably designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Public Units and any of the underlying securities in such jurisdictions; provided that the Company shall not be obligated to (i) qualify as foreign corporation in any jurisdiction in which it is not so qualified, (ii) file a general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(i) Reports. Upon request, during the period of five (5) years from the date hereof, to deliver to each of the Underwriters, (i) as soon as they are available, copies of all reports or other communications (financial or other) furnished to security holders and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange on which the Public Units, the Public Shares, or the Public Warrants are listed. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(j) Lock-Up. During the period commencing on and including the date hereof and ending on and including the 180th day following the date of this Agreement (the “Lock-Up Period”) to not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), directly or indirectly offer, sell (including in any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act or otherwise dispose of, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Units, Class A Ordinary Shares, options, rights or warrants to acquire Class A Ordinary Shares or securities exchangeable or exercisable for or convertible into Class A Ordinary Shares (other than is contemplated by this Agreement with respect to the Public Units) or publicly announce any intention to do any of the foregoing. The Company will cause each of the Company’s officers, directors and security holders prior to the Offering to furnish to the Representative, prior to the Initial Closing Date, an Insider Letter, which contains, among other things, “lock-up” restrictions on disposition of securities of the Company, and the Company shall not release any such party from such “lock-up” restrictions without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative). Notwithstanding the foregoing, the Company may: (a) issue and sell the Private Units, (b) issue and sell the Optional Units on exercise of the option provided for in Section 3 hereof, (c) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of the Insider Shares, the Private Units, the Private Shares and the Private Warrants and Class A Ordinary Shares underlying the Private Units and the Private Warrants and (d) issue securities in connection with a Business Combination; provided, further, that in no case except in connection with the conversion of Class B Ordinary Shares into Class A Ordinary Shares pursuant to the Memorandum and Articles, where the holders of such Class B Ordinary Shares have waived any right to receive funds from the Trust Account, after the issue of Public Shares, and prior to the consummation of a Business Combination, shall the Company issue any ordinary shares, options, rights or warrants to acquire ordinary shares or securities exchangeable or exercisable for or convertible into ordinary shares, or any preference shares, in each case, that participate in any manner in the Trust Account or that vote as a class with the Class A Ordinary Shares on a Business Combination.

(k) Intentionally Omitted.

(l) Delivery of SEC Correspondence. To supply the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Public Units, the Public Shares and the Public Warrants (and the Class A Ordinary Shares underlying them) under the Securities Act or any of the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(m) Press Releases. Prior to the Initial Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects, without the prior consent of the Representative, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law or rules of the Exchange.

(n) Compliance with Regulation M. Until the Underwriters shall have notified the Company of the completion of the resale of the Public Units, not to, and use its best efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Public Units, or attempt to induce any person to purchase any Public Units; and not to, and to use its best efforts to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Public Units.

(o) Registrar, Transfer Agent and Warrant Agent. To maintain, at its expense, a registrar, transfer agent and warrant agent for the Units, Class A Ordinary Shares, and Warrants.

(p) Use of Proceeds. To apply the net proceeds from the sale of the Units as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds”; except as disclosed in the General Disclosure Package and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Public Units hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(q) Exchange Listing. To use its reasonable best efforts to list the Public Units, Public Shares and the Public Warrants on the Exchange, and to maintain the listing of the Public Units, Public Shares and the Public Warrants on the Exchange until completion of a Business Combination.

(r) Performance of Covenants and Satisfaction of Conditions. To use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to each Closing Date and to satisfy all conditions precedent to the delivery of the Firm Units and the Optional Units.

(s) Private Unit Funds. No later than the Initial Closing Date, to cause the Sponsor to wire to the Trust Account and/or the Company’s operating account, as directed by the Company, the purchase price for the Private Units to be purchased by them on the Initial Closing Date, and to direct the trustee to hold such funds in escrow therein, such that upon payment for the Public Units pursuant to this Agreement, the amount of cash in the Trust Account (without giving effect to any income earned thereon) will equal $10.00 per Public Unit outstanding as of the Initial Closing Date.

(t) Other Prospectuses. At any time at or after the executing of this Agreement, not to, directly or indirectly, offer or sell any Public Units, Public Shares or Public Warrants by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of any Public Units, Public Shares or Public Warrants, in each case other than the Prospectus.

(u) No Stabilization or Manipulation. Not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Public Units, Public Shares or Public Warrants.

(v) Exchange Act Registration. For a period of time commencing at the Effective Time and ending at least five (5) years from the date of the consummation of the Business Combination, or until such earlier time at which Liquidation (as defined below) occurs, to use its reasonable best efforts to maintain the registration of the Public Units, the Public Shares and the Public Warrants (and the shares of Class A Ordinary Shares underlying them) under the provisions of the Exchange Act, except, in the case of the Public Units, after the completion of a Business Combination; the Company will not deregister the Public Units, Public Shares or Public Warrants under the Exchange Act, except, in the case of the Public Units, after the completion of a Business Combination, without the prior written consent of the Representative; “Liquidation” means the distribution of all of the funds in the Trust Account to the shareholders holding Public Shares (the “Public Shareholders”) in connection with the redemption of the Class A Ordinary Shares held by such Public Shareholders pursuant to the terms of the Memorandum and Articles.

(w) Audited Balance Sheet. To retain, as of the date hereof, its independent registered public accounting firm to audit the balance sheet of the Company (the “Audited Balance Sheet”) as of the time at which payment and delivery of the Firm Units have been made (the “Time of Purchase”) reflecting the receipt by the Company of the proceeds of the Offering at the Time of Purchase; as soon as the Audited Balance Sheet becomes available, to promptly, but not later than four business days after the Time of Purchase, file a Current Report on Form 8-K with the Commission, which report shall contain the Company’s Audited Balance Sheet; additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the Over-Allotment Option provided for in Section 3 hereof, to promptly, but not later than four business days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of Optional Units and its receipt of the proceeds therefrom.

(x) Review of Financial Statements. For a period commencing on the Effective Time and ending at least five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Public Shares and Public Warrants cease to be publicly traded, to, at its expense, cause its regularly engaged independent registered public accounting firm to review the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Quarterly Report on Form 10-Q and the mailing, if any, of quarterly financial information to shareholders.

(y) Payment of Deferred Underwriting Commission on Business Combination. Upon the consummation of the Company’s initial Business Combination, the Company agrees that it will cause the Trustee to pay the Deferred Underwriting Commission directly from the Trust Account to the Representative, in accordance with Section 3. For the avoidance of doubt, the parties acknowledge that, pursuant to Section 3, the Deferred Underwriting Commission may be reduced to $850,000 in the event the amount held in the Trust Account following a successful consummation of a Business Combination is less than 25.0% of the amount held in the Trust Account following this Offering, after taking into account redemptions in connection with the vote on the Business Combination, and any payment pursuant to this Section shall be in an amount equal to the Deferred Underwriting Commission as so reduced, if applicable. The Representative shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Underwriting Commission.

(z) Intentionally Omitted.

(aa) Warrant Agent. To retain a warrant agent for a period commencing at the Effective Time and ending at least five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Public Warrants cease to be publicly traded. CST is acceptable to the Representative.

(bb) Transactions with Insiders. Not to consummate a Business Combination with any entity that is affiliated with any of the Company’s officers, directors or initial shareholders unless it obtains an opinion from an independent investment banking firm or another independent entity that commonly provides fairness opinions that such Business Combination is fair to the Company’s shareholders from a financial point of view; other than as set forth in the Registration Statement, the Company shall not pay any of the Company’s officers, directors, initial shareholders or any of their respective affiliates any fees or compensation for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination.

(cc) FINRA Notification. For a period of sixty (60) days following the Effective Time, in the event any person (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, to promptly provide to the Representative and counsel for the Underwriters a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person for such services is not underwriting compensation for the Offering; the Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Business Combination for purposes of offering redemption of shares held by its shareholders for soliciting shareholder approval; as applicable. The Company shall advise the Representative and counsel for the Underwriters if the Company is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of a FINRA Member participating in the distribution of the Company’s securities (other than the Representative).

(dd) Proceeds to be Held in Trust. To cause the proceeds of the Offering and the sale of the Private Units held in the Trust Account to be used in accordance with the Trust Agreement.

(ee) Reservation of Shares. To reserve and keep available the maximum number of its authorized but unissued securities that are issuable upon exercise of the Warrants outstanding from time to time.

(ff) Rule 419. To use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Securities Act prior to the consummation of any Business Combination, including using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act during such period.

(gg) Controls. To the extent required by Rule 13a-15(e) under the Exchange Act, to maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(hh) Sarbanes-Oxley. As soon as legally required to do so, to take all actions, and to use its best efforts to cause its directors and officers, in their capacities as such, to take all actions, necessary to comply with any provisions of the Sarbanes-Oxley Act of 2002, as amended, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the rules of the Commission and the Exchange promulgated thereunder and relating thereto.

(ii) Intentionally Omitted.

(jj) Insider Letter Amendments. To not take any action or omit to take any action which would cause a breach of any Insider Letter and to not allow any amendments to, or waivers of, any Insider Letter without the prior written consent of the Representative.

(kk) Trust Account Waivers. To use its reasonable best efforts to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses, lenders or other third parties with which it does business enter into agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders. Such agreements shall substantially be in the forms attached hereto as Exhibit I and Exhibit II. Except for with respect to the Deferred Underwriting Commission, each of the Underwriters and the Representative hereby agree that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and waive any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

(ll) Future Financings. The Company agrees that neither it, nor any successor of the Company, will consummate any public or private equity or debt financing prior to or in connection with the consummation of a Business Combination, unless all investors in such financing expressly waive, in writing, any Claim against the Trust Account.

(mm) Intentionally Omitted.

(nn) Public Announcement of Business Combination. In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (“Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing or submission with the Commission announcing the consummation of the Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Representative with a draft of the Business Combination Announcement and provide the Representative with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with such Underwriter’s standard policies regarding confidential information.

(oo) Target Fair Market Value. The Company agrees that the business(es) or entities that it acquires in its initial Business Combination (the “Target Business”) must have an aggregate fair market value equal to at least 80% of the balance in the Trust Account (excluding any taxes and the Deferred Underwriting Commissions) at the time of signing the definitive agreement for the Business Combination with such Target Business. The fair market value of such business must be determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. If the Board of Directors of the Company is not able to independently determine that the Target Business meets such fair market value requirement, the Company will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions. The Company is not required to obtain such an opinion as to the fair market value if the Company’s Board of Directors independently determines that the Target Business does have sufficient fair market value.

(pp) Forfeiture of Shares. To the extent the Over-Allotment Option is not exercised in full, the Sponsor will be required to forfeit such number of Insider Shares (up to 1,300,000) such that the Insider Shares then outstanding will comprise 25% of the issued and outstanding ordinary shares of the Company after giving effect to the Offering and exercise, if any, of the Over-Allotment Option.

5. PAYMENT OF EXPENSES. The Company agrees to pay, or reimburse if paid by any Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Units, the Shares and the Warrants and any taxes payable in that connection; (b) the costs incident to the registration of the Public Units, the Public Shares and the Public Warrants (and the Class A Ordinary Shares underlying them) under the Securities Act and the Exchange Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, each Preliminary Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto and the costs of printing, reproducing and distributing all underwriting documents related to the Offering and any closing documents by mail or other means of communications; (d) any applicable listing or other fees; (e) the fees and expenses of qualifying the Units, the Shares and the Warrants under the securities laws of the several jurisdictions as provided in Section 4(h); (f) the fees and expenses (including related fees and expenses of counsel for the Underwriters not to exceed $15,000) incurred in connection with securing any required review by FINRA of the terms of the sale of the Public Units and making any filings with FINRA; (g) the cost of preparing and printing share certificates; (h) all fees and expenses of the Company’s registrar and transfer agent, trustee, and warrant agent; and (i) all other costs and expenses incident to the offering of the Public Units or the performance of the obligations of the Company under this Agreement (including the fees and expenses of the Company’s counsel and the Company’s independent accountants); provided, however, that the aggregate amount of all such expenses to be paid or reimbursed by the Company to the Underwriters under this Section 5 shall not exceed $175,000 in the aggregate; and provided further that, except to the extent otherwise provided in this Section 5 and in Sections 9 and 10, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the resale of any Public Units by them and the expenses of advertising any offering of the Public Units made by them.

6. CONDITIONS TO UNDERWRITERS’ OBLIGATIONS. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and as of the Applicable Time and on each Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements made by or on behalf of the Company in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) Registration Compliance; No Stop Orders. The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative; the Rule 462(b) Registration Statement, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Securities Act Rules and in accordance with Section 4(a) of this Agreement, and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no unresolved objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b) No Material Misstatements. None of the Registration Statement or any amendment or supplement thereto shall contain an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, and none of the General Disclosure Package or the Prospectus or any amendment or supplement thereto shall contain an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c) Corporate Proceedings. All corporate proceedings incident to the authorization, form and validity of each of this Agreement, the Other Transaction Agreements, the Units and the Class A Ordinary Shares and Warrants included therein, the Private Units and the Private Shares and Private Warrants included therein, all ordinary shares outstanding prior to the date of the Prospectus, the Registration Statement, the General Disclosure Package and the Prospectus, and the transactions contemplated hereby, shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Opinion and 10b-5 Statement of Counsel for the Company. Ellenoff, Grossman & Schole LLP, as counsel to the Company, shall have furnished to the Representative such counsel’s written opinion and 10b-5 statement, and Ogier (Cayman) LLP, as Cayman counsel to the Company, shall have furnished its written opinion, in each case, addressed to the Underwriters and dated each Closing Date, in form and substance reasonably satisfactory to the Representative.

(e) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received from Nelson Mullins Riley & Scarborough LLP, counsel for the Underwriters, such opinion or opinions and 10b-5 statement, dated each Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(f) Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Withum a letter, addressed to the Underwriters, executed and dated such date, in form and substance reasonably satisfactory to the Representative (i) confirming that they are an independent registered accounting firm with respect to the Company within the meaning of the Securities Act and the Securities Act Rules and the rules and standards of the PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(g) Bring-Down Comfort. On the effective date of any post-effective amendment to the Registration Statement and on each Closing Date, the Representative shall have received a letter (the “bring-down letter”) from Withum addressed to the Underwriters and dated such Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than two (2) business days prior to the date of the bring-down letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representative concurrently with the execution of this Agreement pursuant to paragraph (f) of this Section 6.

(h) Officers’ Certificate. The Company shall have furnished to the Representative a certificate, dated as of each Closing Date, of its Chief Executive Officer and its Chief Financial Officer stating in their respective capacities as officers of the Company on behalf of the Company that (i) no stop order suspending the effectiveness of the Registration Statement (including, for avoidance of doubt, any Rule 462(b) Registration Statement), or any post-effective amendment thereto, shall be in effect and no proceedings for such purpose shall have been instituted or, to their knowledge, threatened by the Commission, (ii) for the period from and including the date of this Agreement through and including such Closing Date, there has not occurred any Material Adverse Effect, (iii) to their knowledge, as of such Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any Material Adverse Effect in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would reasonably be expected to involve a Material Adverse Effect, except as set forth in the General Disclosure Package and the Prospectus.

(i) No Material Adverse Effect. Since the date of the latest audited financial statements included in the General Disclosure Package, (i) the Company shall not have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package and the Prospectus and (ii) there shall not have been any change in the authorised share capital or long-term debt of the Company, or any change, or any development involving a prospective change, in or affecting the business, properties, general affairs, management, financial position, shareholders’ equity, results of operations or prospects of the Company, otherwise than as set forth in the General Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (i), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Public Units on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(j) No Legal Impediment to Issuance. No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental or regulatory agency or body which would prevent the issuance or sale of the Public Units; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Public Units or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(k) Market Conditions. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in any of the Company’s securities shall have been suspended or materially limited by the Commission or the Exchange, or trading in securities generally on the NYSE American, Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market, or the Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or a maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities or the subject of an act of terrorism or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the sale or delivery of the Public Units on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(l) Exchange Listing. The Exchange shall have approved the Public Units, Public Shares and the Public Warrants for listing thereon, subject only to official notice of issuance.

(m) Good Standing. The Representative shall have received on each Closing Date satisfactory evidence of the good standing of the Company in the Cayman Islands and its good standing as a foreign entity in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n) Other Transaction Agreements. The Representative shall have received duly executed copies of the Other Transaction Agreements.

(o) Secretary’s Certificate. The Company shall have furnished to the Representative a Secretary’s Certificate of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters and customary for the type of offering contemplated by this Agreement.

(p) Additional Documents. On or prior to each Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

(q) Private Units. The Sponsor shall have caused such portion of the purchase price for the Private Units to be purchased by it on the Initial Closing Date to be wired to the Trust Account, such that upon payment for the Public Units pursuant to this Agreement, the amount of cash in the Trust Account (without giving effect to any income earned thereon) will equal $10.00 per Public Unit outstanding as of the Initial Closing Date.

(r) Sponsor Investments. On the Closing Date (or such earlier date as the Representative and the Sponsor may agree), the Representative or its respective designees shall have been admitted as a member of the Sponsor with an allocation of interest in the Sponsor representing the Upfront Underwriting Compensation (as defined in Section 3 hereof).

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. INDEMNIFICATION AND CONTRIBUTION.

(a) Indemnification of Underwriters by the Company. The Company shall indemnify and hold harmless:

(i) each Underwriter, its affiliates, directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Underwriter Indemnified Parties” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Written Testing-the-Waters Communication, any Preliminary Prospectus, the Registration Statement, the Prospectus, or in any amendment or supplement thereto or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Public Units, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”) or (B) the omission or alleged omission to state in any Written Testing-the-Waters Communication, any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Marketing Materials made in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information; and

Each indemnity agreement in this Section 7(a) is not exclusive and is in addition to each other indemnity agreement in this Section 7(a) and each other liability which the Company might have under this Agreement or otherwise, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Underwriter Indemnified Party.

(b) Indemnification of Company by the Underwriters. Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of that Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information, and shall reimburse the Company Indemnified Parties promptly upon demand for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and is in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or the Representative in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more actual or potential legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that except in the circumstances described in clauses (iii) of this Section 7(c), the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representative if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Public Units or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to it in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Public Units purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Public Units purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representative by or on behalf of the Underwriters for use in the Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information.

(e) The parties hereto agree that it would not be just and equitable if contributions pursuant to Section 7(d) above were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to Section 7(d) above. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7, none of the Underwriters shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions or other fee received by such person with respect to the Offering exceeds the amount of any damages which the person has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting obligations and not joint.

8. TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Representative, in their absolute discretion, by notice given to the Company prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 6(i), 6(j) or 6(k) have occurred or if the Underwriters shall decline to purchase the Firm Units for any reason permitted under this Agreement.

9. REIMBURSEMENT OF UNDERWRITERS’ EXPENSES. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Sections 8 or 10, (b) the Company shall fail to tender the Firm Units for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the Underwriters shall decline to purchase the Firm Units for any reason permitted under this Agreement or (d) the sale of the Firm Units is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 5, the Company shall reimburse the Underwriters, pro rata based on the number of Firm Units each Underwriter agreed to sell hereunder, for the fees and expenses of Underwriters’ counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Firm Units, including travel and lodging expenses of the Underwriters, and upon demand the Company shall pay the full amount thereof to the Representative; provided, however, that the aggregate amount of all such fees and expenses to be paid or reimbursed by the Company to the Underwriters under this Section 9 shall not exceed $175,000 in the aggregate; and provided further that if this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of expenses to the extent incurred by such defaulting Underwriter; and provided further that the foregoing shall not limit any reimbursement obligation of the Company to any non-defaulting Underwriter under this Section 9.

10. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase Public Units hereunder on any Closing Date and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Units to be purchased by all Underwriters on such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of Units with respect to which such default or defaults occur is more than ten percent (10%) of the total number of Units to be purchased by all Underwriters on such Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Units by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Public Units of a defaulting Underwriter or Underwriters on such Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone such Closing Date for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary and (ii) the respective numbers of Public Units to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Section 2, the obligations with respect to expenses to be paid or reimbursed pursuant to Sections 5 and 9 and the provisions of Section 7 and Sections 11 through 21, inclusive, shall not terminate and shall remain in full force and effect.

11. ABSENCE OF FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that:

(a) each Underwriter’s responsibility to the Company is solely contractual in nature, the Representative has been retained solely to act as underwriter in connection with the sale of the Public Units and no fiduciary, advisory or agency duty or relationship between the Representative, any other Underwriter, on the one hand, and the Company or any other party, on the other hand, has been created as a result of this Agreement or in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative, any other Underwriter has advised or is advising the Company on other matters;

(b) the price of the Public Units set forth in this Agreement was established by the Company following discussions and arm’s-length negotiations with the Representative, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that each of the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

12. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall be for the benefit of the Company Indemnified Parties. No purchaser of any of the Public Units from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

13. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Public Units. Notwithstanding any termination of this Agreement, including any termination pursuant to Sections 8 or 10, the indemnities, covenants, agreements, representations, warranties and other statements set forth in Sections 2, 5, 7 and 9 and Sections 11 through 21, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times until the expiration of applicable statutes of limitations, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

14. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, facsimile transmission or email to Roth Capital Partners, LLC at 888 San Clemente Drive, Newport Beach, California 92660, Attn: Byron Roth, email [***], with a copy to Jon Talcott, Nelson Mullins Riley & Scarborough LLP, 101 Constitution Avenue, NW, Suite 900, Washington, DC 20001; and

(b) if to the Company, shall be delivered or sent by mail, facsimile transmission or email to Colombier Acquisition Corp. III, 375 South County Road, Suite 220, Palm Beach, FL 33480, Attn: Omeed Malik, email [***], with a copy to Stuart Neuhauser, Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, NY 10105;

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail, facsimile transmission or email to such Underwriter at its address set forth in its acceptance notice to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

15. DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, unless the context requires otherwise, (a) “affiliate” has the meaning set forth in Rule 405 under the Securities Act, (b) “business day” means any day on which the Exchange is open for trading, (c) “person” means a natural person or a legal entity, (d) “subsidiary” has the meaning set forth in Rule 405 under the Securities Act and (e) “including” means including without limitation.

16. GOVERNING LAW, SUBMISSION TO JURISDICTION. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (each a “Claim”), directly or indirectly, shall be governed by and construed in accordance with the internal laws of the State of New York. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters; and in respect of each such matter each of the Underwriters and the Company consents to the personal jurisdiction over it of such courts, the laying of venue in such courts and the validity of service of process upon it made in any manner by which notice is permitted to be made to it under Section 14 hereof at the address(es) for it set forth therein (and in the case of any Underwriter, the address to be used for any notice pursuant to Section 7). Each of the Underwriters and the Company hereby consents to personal jurisdiction, venue and the validity of service of process in any manner permitted by applicable law at such address(es) in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. EACH OF THE UNDERWRITERS AND THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SHAREHOLDERS AND AFFILIATES) WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT. Each of the Underwriters and the Company agrees that a final, non-appealable judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon each of the Underwriters and the Company, respectively, and may be enforced in any other courts to the jurisdiction of which each of the Underwriters and the Company, respectively, is or may be subject, by suit upon such final, non-appealable judgment.

17. WAIVER OF IMMUNITY. To the extent the Company may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced in connection with this Agreement or with any of the transactions contemplated hereunder, to claim for itself, its revenues or its assets any immunity, including sovereign immunity, from suit, jurisdiction, attachment, execution of a judgment or any other legal process, and to the extent that in any such jurisdiction such immunity may be attributed to the Company (whether or not claimed), the Company hereby irrevocably agrees not to claim, and irrevocably waives, such immunity to the maximum extent permitted by law.

18. UNDERWRITERS’ INFORMATION. The parties hereto acknowledge and agree that, for all purposes under this Agreement, the Underwriters’ Information consists solely of the names of the Underwriters, the information with respect to dealers’ concessions and reallowances contained in the section entitled “Underwriting,” the information with respect to short positions and stabilizing transactions contained in the section entitled “Underwriting” and the identity of counsel to the Underwriters contained in the section entitled “Legal Matters.”

19. AUTHORITY OF THE REPRESENTATIVE. In connection with this Agreement, the Representative will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representative will be binding on all the Underwriters.

20. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

21. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representative.

22. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

[Signatures follow]

If the foregoing is in accordance with your understanding please indicate your acceptance of this Agreement by signing in the space provided for that purpose below.

Very truly yours,

COLOMBIER ACQUISITION CORP. III

By:	/s/ Omeed Malik
Name:	Omeed Malik
Title:	Chief Executive Officer

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A hereto.

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Aaron Gurewitz
Name:	Aaron Gurewitz
Title:	Co-Chief Executive Officer & Head of Investment Banking

SCHEDULE A

Name	Number of Firm Units to be Purchased
Roth Capital Partners, LLC	22,100,000
StoneX Financial Inc.	3,900,000
Total	26,000,000

SCHEDULE B

Written Testing-the-Waters Communications

None.

Exhibit I

Form of Target Business Letter

Colombier Acquisition Corp. III

375 South County Road, Suite 220

Palm Beach, FL 33480

Ladies and Gentlemen:

Reference is made to the Final Prospectus of Colombier Acquisition Corp. III (the “Company”), dated February 3, 2026 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

We have read the Prospectus and understand that the Company has established the Trust Account, initially in an amount of at least $260,000,000, for the benefit of the Public Shareholders and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only: (i) to the Public Shareholders in the event of the redemptions of their ordinary shares in connection with the consummation of a Business Combination; (ii) to the Public Shareholders upon an amendment to the Company’s Amended and Restated Memorandum and Articles of Association as described in the Prospectus; (iii) to the Public Shareholders in connection with the Company’s liquidation in the event the Company is unable to consummate a Business Combination within the required time period; or (iv) to the Company concurrently with, or after it consummates a Business Combination.

For and in consideration of the Company agreeing to evaluate the undersigned for purposes of consummating a Business Combination with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (each, a “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Target Business

Authorized Signature of Target Business

Exhibit II

Form of Vendor Letter

Colombier Acquisition Corp. III

375 South County Road, Suite 220

Palm Beach, FL 33480

Ladies and Gentlemen:

Reference is made to the Final Prospectus of Colombier Acquisition Corp. III (the “Company”), dated February 3, 2026 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

We have read the Prospectus and understand that the Company has established the Trust Account, initially in an amount of at least $260,000,000, for the benefit of the Public Shareholders and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only: (i) to the Public Shareholders in the event of the redemptions of their shares in connection with the consummation of a Business Combination; (ii) to the Public Shareholders upon an amendment to the Company’s Amended and Restated Memorandum and Articles of Association as described in the Prospectus; (iii) to the Public Shareholders in connection with the Company’s liquidation in the event the Company is unable to consummate a Business Combination within the required time period; or (iv) to the Company concurrently with, or after it consummates a Business Combination.

For and in consideration of the Company agreeing to use the services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (each, a “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any services provided to the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Vendor

Authorized Signature of Vendor